                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported)   July 7, 1997
                                                    ------------



                          BOSTON LIFE SCIENCES, INC.
                          --------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                               0-6533                87-0277826
-----------------------------------------      --------      ---------------------------------

(State or other jurisdiction of              (Commission     (I.R.S. Employer Identification No.)
  incorporation or organization)               File No.)

31 Newbury Street, Suite 300
Boston, Massachusetts                                                   02116
-----------------------------------------                    ---------------------------------
(Address of principal executive offices)                               Zip Code


Registrant's telephone number, including area code  (617)  425-0200
                                                    ---------------
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Item 5.     Other Events.
            -------------

Boston Life Sciences, Inc. announced that Troponin I, the Company's anti-angiogenic product in preclinical development, significantly inhibited the growth of experimental primary human breast cancer in mice. The Company said that in a recently-concluded experiment, where human breast cancer was implanted into nude mice and recombinant Troponin I was then administered subcutaneously over a 28 day period, tumor growth in the treated animals was significantly inhibited compared to tumor growth in the control mice.

The Company indicated that the results of this study, together with previously reported results showing inhibition of human prostate cancer growth in mice by Troponin I, provide further important evidence of the potential therapeutic efficacy of this naturally-derived anti-angiogenic protein for the treatment of a variety of clinically important solid tumors. The Company has recently added two senior members to its preclinical and regulatory affairs staff in order to strengthen the development of Troponin I and other products in its pipeline.

BLSI is engaged in the research and development of novel treatments for cancer, autoimmune diseases, and central nervous system disorders.



Item 7.     Exhibits.
            --------

     The following Exhibits are filed as part of this report on Form 8-K:

     99.1      Press Release, dated July 7, 1997.
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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                    BOSTON LIFE SCIENCES, INC.

Dated:  July 10, 1997    By:/s/ Joseph Hernon
                            -----------------
                            Joseph Hernon
                            Chief Financial Officer
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                          BOSTON LIFE SCIENCES, INC.

                          CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX

Exhibit No.                                        Page
-----------                                        ----

99.1         Press Release, dated July 7, 1997       5